                                                                  EXHIBIT 99(a)


                                  BUFFETS, INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned hereby appoints Clark C. Grant and Diane M. Hasbargen, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Company's Old Country Buffet Restaurant, 4808 Highway 101, Minnetonka, Minnesota 55345 at
9:00 a.m. on September 19, 1996, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Special Meeting and Joint Proxy Statement/Prospectus, as directed on the reverse side hereof.

Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus is hereby acknowledged.


               (To be Completed, Signed and Dated on Reverse Side)

/X/  Please mark your votes as in this example.

                         FOR     AGAINST     ABSTAIN
                         / /      / /         / /


1. A proposal to approve the issuance of shares of Buffets, Inc. common stock in accordance with the terms of an Agreement and Plan of Merger, dated June 3, 1996, by and among the Company, Country Delaware,
     Inc. and HomeTown Buffet, Inc.

2. Transaction of such other business as may properly come before the meeting and any adjournments thereof.


NOTE: THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

SIGNATURE                        DATE               SIGNATURE                            DATE
         -----------------------     --------------          ---------------------------     ---------------
                                                             (SIGNATURE IF HELD JOINTLY)

NOTE: Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign. PLEASE RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.